UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2016

Pillarstone Capital REIT

(Exact name of registrant as specified in its charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10011 Valley Forge Drive Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 283-6319

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 27, 2016, Pillarstone Capital REIT (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 to report the appointment of Dennis Chookaszian to the Company’s Board of Trustees (the “Board”) effective as of June 27, 2016. Because Mr. Chookaszian was not immediately appointed to serve on any Board committee, disclosure of the Board committee(s) on which he would serve was not included in the Original Form 8-K in accordance with instruction no. 2 of the Instructions to Item 5.02 of Form 8-K. This Current Report on Form 8-K/A reports Mr. Chookaszian’s Board committee assignment. No other changes have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2016, Dennis Chookaszian was appointed Chairman of the Audit Committee of the Board. With the appointment of Mr. Chookaszian, the Audit Committee is now comprised of Daryl J. Carter, Daniel G. DeVos, Paul T. Lambert and Mr. Chookaszian (Chair).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2016	PILLARSTONE CAPITAL REIT

/s/ John J. Dee
John J. Dee
Chief Financial Officer and Senior Vice President